Exhibit 99.1

CMS ENERGY ANNOUNCES FOURTH QUARTER EARNINGS OF $0.15 PER SHARE,

2011 EARNINGS OF $1.58 PER SHARE, OR $1.45 PER SHARE ON AN ADJUSTED

BASIS, AND 2012 ADJUSTED EARNINGS GUIDANCE OF $1.52 TO $1.55 PER SHARE

JACKSON, Mich., Feb. 23, 2012 – CMS Energy announced today reported net income of $415 million, or $1.58 per share, for 2011 compared to reported net income of $324 million, or $1.28 per share, in 2010.

The company’s 2011 adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of one-time items – primarily a $32 million non-cash tax gain related to the company’s non-utility operations – was $382 million, or $1.45 per share, compared to $345 million, or $1.36 per share, in 2010. The 2011 adjusted earnings slightly exceeded CMS Energy’s guidance of $1.44 per share.

For the fourth quarter of 2011, the company’s reported net income was $41 million, or $0.15 per share, compared to $25 million, or $0.09 per share, in the same quarter of 2010.

The 2011 fourth quarter adjusted net income was $42 million, or $0.15 per share, compared to $55 million, or $0.21 per share, for the same period of 2010.

For 2012, CMS Energy expects adjusted earnings of $1.52 to $1.55 per share, consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings per share growth. While the company expects 2012 reported earnings to be about the same as its adjusted earnings, reported earnings could vary because of several factors, such as legacy issues associated with prior asset sales. Because of those uncertainties, the company isn’t providing reported earnings guidance.

John Russell, CMS Energy’s president and chief executive officer, said the strong 2011 results reflect the successful execution of the company’s business strategy and the solid operational performance of Consumers Energy, the company’s Michigan electric and natural gas utility.

“Our strategy is based on making capital investments to serve customers and improve the environment. These investments provide value to our customers and to our investors. Over the past nine years, we have produced consistent earnings results and since 2006 have increased our dividend six times,” he said. “The company recently increased its common stock dividend by 14 percent to 96 cents per share on an annualized basis, bringing its yield and payout in line with the utility industry average.

“We’re aggressively managing our costs and constantly working to serve our customers more efficiently and effectively. Our long-term plan calls for holding base rate increases for customers at or below the rate of inflation for the next five years while maintaining annual earnings per share growth of 5 percent to 7 percent.”

Russell said Consumers Energy plans to invest $6.6 billion in its operations through 2016, making it one of the largest investors, as well as one of the largest employers, in the state.

“We’re making substantial investments in renewable energy, environmental quality, energy efficiency, and our natural gas infrastructure. These investments are creating jobs and improving the state’s economy,” he said.

Russell noted that Consumers Energy is celebrating 125 years of serving customers. “Since 1886, our customers have been counting on our company and its employees for the energy they need to run their businesses and bring comfort and convenience to their homes,” he said. “We’re proud that we’ve reached this significant milestone and we’re looking forward to continue serving customers for many years to come.”

In reviewing major events of 2011, Russell noted the company:

•	Met the highest customer demand for electricity in its 125-year history on July 21 while reducing heat-related customer outages by 50 percent compared to the previous record day.

•

Started construction of its first wind farm, the 100-megawatt Lake Winds Energy Park. The $235 million facility is expected to begin operation late this year and increase the amount of renewable energy that the utility supplies to its customers from 5 percent today to 8 percent.

•	Reduced its renewable energy surcharge by $54 million a year, saving the typical residential customer about $22 per year.

•

Continued a $1.6 billion program to install additional environmental controls at its five major coal-fired generating units, while planning to suspend operations at seven small coal-fired units in 2015, and cancelling a proposed clean coal plant near Bay City, Mich.

•

Committed to spend an additional $250 million on competitively priced, quality products and services over the next five years with other businesses in the state as part of the Pure Michigan Business Connect initiative. That is in addition to the $2 billion a year the utility already spends with other Michigan companies.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

# # #

CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2012.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2010 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2011, June 30, 2011, and Sept. 30, 2011.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	00000	00000	00000	00000
	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2011	2010	2011	2010
Operating Revenue	$1,620	$1,682	$6,503	$6,432
Operating Expenses	1,446	1,524	5,500	5,454

Operating Income	$174	$158	$1,003	$978
Other Income (Expense)	(8)	(3)	18	43
Interest Charges	102	107	415	431

Income before Income Taxes	$64	$48	$606	$590
Income Tax Expense	23	17	191	224

Income from Continuing Operations	$41	$31	$415	$366
Income (Loss) from Discontinued Operations	—	(6)	2	(23)

Net Income	$41	$25	$417	$343
Income Attributable to Noncontrolling Interests	—	—	2	3

Net Income Attributable to CMS Energy	$41	$25	$415	$340
Charge for Deferred Issuance Costs on Preferred Stock	—	—	—	8
Preferred Dividends	—	—	—	8

Net Income Available to Common Stockholders	$41	$25	$415	$324

Income Per Share
Basic	$0.16	$0.11	$1.66	$1.40
Diluted	0.15	0.09	1.58	1.28

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	December 31 2011	December 31 2010
	(Unaudited)
Assets
Cash and cash equivalents	$161	$247
Restricted cash and cash equivalents	27	23
Other current assets	2,377	2,489

Total current assets	$2,565	$2,759
Plant, property and equipment	10,633	10,069
Other non-current assets	3,254	2,788

Total Assets	$16,452	$15,616

Liabilities and Equity
Current liabilities	$1,281	$1,271
Non-current liabilities	4,835	4,122
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding non-recourse debt, finance leases and securitization debt)	6,602	6,786
Non-recourse debt and finance leases	491	392

Total debt and capital and finance leases	7,093	7,178
Noncontrolling interests	44	44
Common stockholders’ equity	3,028	2,793

Total capitalization	$10,165	$10,015
Securitization debt	171	208

Total Liabilities and Equity	$16,452	$15,616

(*) Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	Full Year (Unaudited)
	2011	2010

Beginning of Period Cash	$247	$90

Cash provided by operating activities	$1,169	$959
Cash used in investing activities	(1,058)	(1,003)

Cash flow from operating and investing activities	$111	$(44)
Cash (used in) provided by financing activities	(199)	202
Changes in cash included in assets held for sale	2	(1)

Total Cash Flow	$(86)	$157

End of Period Cash	$161	$247

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2011	2010	2011	2010
Net Income Available to Common Stockholders	$41	$25	$415	$324

Reconciling Items:
Discontinued Operations (Income) Loss	—	6	(2)	23

Downsizing Program	—	—	—	6

Tax Changes	—	—	(32)	—

Asset Sales (Gains) Losses and Other	1	24	1	(8)

Adjusted Net Income—Non-GAAP Basis	$42	$55	$382	$345

Average Number of Common Shares Outstanding
Basic	252	241	251	231
Diluted	266	258	263	253

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.16	$0.11	$1.66	$1.40

Reconciling Items:
Discontinued Operations (Income) Loss	—	0.02	(0.01)	0.10

Downsizing Program	—	—	—	0.03

Tax Changes	—	—	(0.13)	—

Asset Sales (Gains) Losses and Other	—	0.10	—	(0.04)

Adjusted Net Income—Non-GAAP Basis	$0.16	$0.23	$1.52	$1.49

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.15	$0.09	$1.58	$1.28

Reconciling Items:
Discontinued Operations (Income) Loss	—	0.02	(0.01)	0.08

Downsizing Program	—	—	—	0.03

Tax Changes	—	—	(0.12)	—

Asset Sales (Gains) Losses and Other	—	0.10	—	(0.03)

Adjusted Net Income—Non-GAAP Basis	$0.15	$0.21	$1.45	$1.36

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.